EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on Form S-3: Nos. 333-09919, 333-18511 and 333-137341, and the following Registration Statements on Form S-8: 33-48358, 33-52201, 33-58103, 33-62005, 333-20841, 333-31715, 333-69483, 333-62256, 333-63184, 333-84014, 333-88924, and 33-116701 of EOG Resources, Inc. of our report dated February 28, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment," effective January 1, 2006), relating to the financial statements and financial statement schedule of EOG Resources, Inc., and the effectiveness of EOG Resources, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of EOG Resources, Inc. for the year ended December 31, 2007.

Deloitte & Touche LLP

Houston, Texas
February 28, 2008